UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2023

VEMANTI GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56266	46-5317552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7545 Irvine Center Dr., Ste 200, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 559-7200

(Former name or former address, if changed since last report.)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 18, 2023, Vemanti Group, Inc., a Nevada corporation (“Vemanti”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Benjamin Liu and James Sun (the “Sellers”), as the sole shareholders of DevBlock Technologies, Inc., a Delaware corporation (the “Corporation”), whereby, on the terms and subject to the conditions stated therein, Vemanti will acquire the Corporation.

The Corporation is a technology platform and development company based in Seattle, Washington that specializes in artificial intelligence, machine learning, blockchain, and cloud computing.

Stock Purchase Agreement

The Stock Purchase Agreement provides that Vemanti will purchase all of the issued and outstanding shares of common stock of the Corporation (the “Shares”), for a purchase price in cash equal to the gross sales revenue (the “Revenue”) of the Trailing Twelve Months of the Corporation as of the closing of the transaction (the “Closing Date”) times a multiple of 1.35. The purchase price will be paid in approximately four (4) equal installments starting on the Closing Date and ending on the third anniversary of the Closing Date. Vemanti has the right to accelerate the payments and pay the purchase price in full at any time before the third anniversary of the Closing Date. The purchase price will be allocated among the Sellers and holders of the Corporation’s stock options that are outstanding immediately before the Closing Date (the “Option Holders”), which stock options comprise all the stock options of the Corporation.

For three years after the Closing Date (the “Earn-Out Period”), the Sellers have the opportunity to earn additional amounts in contingent earn-out payments (the “Earn-Out Payments”), subject to meeting certain EBITDA margin targets, payable in cash to the Sellers and the Option Holders within 120 days following each 12-month anniversary of the Closing Date during the Earn-Out Period, subject to certain adjustments and dispute resolution procedures.

Each Earn-Out Payment, if any, will be payable only if the applicable EBITDA margin, determined based on Revenue growth during the 12-month calculation period (the “Calculation Period”), exceeds specific targets outlined in the Stock Purchase Agreement. The Earn-Out Payment will equal (i) the Revenue for the Trailing Twelve Months during the applicable Calculation Period multiplied by 1.35 minus (ii) the amount of the then-current purchase price installment payment.

Until the end of the Earn-Out Period, Vemanti has agreed, subject to certain exceptions, to allow the Corporation to operate independently within Vemanti’s group of companies. Vemanti will review the 2.5% EBITDA margin quarterly. If the Corporation fails to maintain a minimum 2.5% EBITDA margin based upon a Trailing Twelve-Month period for two consecutive fiscal quarters, the Corporation will breach the Earn-Out Period independence provision of the Stock Purchase Agreement. Vemanti then has the right to take operational control of the Corporation upon written notice within 30 days of the date of the breach. Vemanti also has agreed that until the purchase price is paid in full, in the event that Vemanti is financially unable to make an installment payment, the Sellers, subject to certain limitations, are allowed to request that the Shares be returned, and the Corporation be separated from Vemanti.

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The Sellers have agreed, among other things and subject to certain exceptions, to cause the Corporation to conduct its business in the ordinary course of business between the date of execution of the Stock Purchase Agreement and the Closing Date.

The transaction is subject to customary closing conditions, including the appointment, effective as of the Closing Date, of the directors selected by Vemanti to the boards of directors of the Corporation and its sole subsidiary, which in each case shall represent a majority of the post-closing board of directors, and the Stock Purchase Agreement contains certain termination rights for both Vemanti and the Sellers including the right of either party to terminate if the closing has not occurred by June 30, 2023.

The foregoing description of the Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the document, which is attached as Exhibit 10.14 hereto and incorporated herein by reference.

Employment Agreements

In connection with the acquisition, on the Closing Date, each Seller will enter into an employment agreement with the Corporation (each, an “Employment Agreement” and together, the “Employment Agreements”), which provide for the employment of the Sellers as the senior management of the Corporation, commencing on the Closing Date and continue until Vemanti pays the final installment of the purchase price, or, if the purchase price is paid early, and the Earn Out Period has not ended, until the end of the Earn-Out Period (the “Term”).

During the Term, the Corporation has the right to terminate the employment of each Seller at any time for cause, and each Seller has the right to resign his employment at any time with 60 days written notice before the date of resignation. The Sellers are subject to the confidentiality provisions set out in the Stock Purchase Agreement and agree, for a period of five (5) years, not to engage in any business in the United States or the Socialist Republic of Vietnam, subject to certain exceptions, that produces or supplies products or services of the kind produced by the Corporation of Vemanti.

Incentive Stock Option Agreement

As additional consideration for the Shares and the Sellers’ continuing employment with the Corporation, Vemanti has entered into a Stock Option Agreement with each Seller (the “Stock Option Agreement), pursuant to which Vemanti has granted each Seller an option to purchase up to an aggregate of 20,000,000 shares of Vemanti’s common stock, over a period of four (4) years, at either (i) the exercise price of $0.20 per share, or (ii) an exercise price of $1.00 per share, with the $1.00 per share exercise price applying if an option is exercised as a remainder amount (as defined in the Stock Option Agreement).

The preceding summary of the Employment Agreements and Incentive Stock Options Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Employment Agreement and Form of Incentive Stock Option Agreement, filed as Exhibit 10.15 and 10.16 hereto and incorporated herein by reference.

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Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.14	Stock Purchase Agreement, dated April 18, 2023, by and between Vemanti Group, Inc., Benjamin Liu and James Sun

10.15	Form of Employment Agreement

10.16	Form of Incentive Stock Option Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VEMANTI GROUP, INC.

Date: April 24, 2023	By:	/s/ Tan Tran
	Name:	Tan Tran
	Title:	Chief Executive Officer

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